UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 17, 2007
IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-49839 (Commission File Number)	45-0478605 (I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA (Address of principal executive offices)	02139 (Zip Code)
(617) 995-9800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01.      Other Events
Idenix Pharmaceuticals, Inc. (“Idenix”) was notified on January 17, 2007 that the Board of Trustees of the University of Alabama, on behalf of the University of Alabama-Birmingham and the UAB Research Foundation, filed a complaint on January 12, 2007 in the United States District Court for the Northern District of Alabama Southern Division naming Idenix, Le Centre National de la Recherche Scientifique (“CNRS”) and L’Université Montpellier II (“Montpellier”). Idenix has not been formally served with the complaint. The complaint alleges that a former employee of the University of Alabama-Birmingham is a co-inventor of certain patents related to the use of ß-L-2’-deoxy-nucleosides for the treatment of hepatitis B assigned to Idenix, CNRS and Montpellier and which cover the use of telbivudine, Idenix’s drug product for the treatment of hepatitis B. Idenix is reviewing this claim with inside and outside legal counsel and intends to vigorously defend the lawsuit.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.
Date: January 19, 2007	By:	/s/ David A. Arkowitz
David A. Arkowitz
Chief Financial Officer